Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of JD.com, Inc. of our report dated March 19, 2014 relating to the combined financial statements of two e-Commerce platforms, www.paipai.com website and www.wanggou.com website of Tencent Holdings Limited, which appears in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

Hong Kong

March 19, 2014